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              FIRST AMENDMENT TO ASSET PURCHASE AND SALES AGREEMENT

     This FIRST AMENDMENT TO ASSET PURCHASE AND SALES AGREEMENT (this "Amendment"), dated as of this 30th day of July, 1997, is by and among OUACHITA ENERGY PARTNERS, LTD., a Louisiana corporation ("Seller #1"), OUACHITA COMPRESSION GROUP, L.L.C., a Louisiana limited liability company ("Seller #2") (Seller #1 and Seller #2 are collectively referred to herein as the "Sellers"), DENNIS W. ESTIS (the "Shareholder"), OEC ACQUISITION CORPORATION, a Delaware corporation (the "Purchaser"), and EQUITY COMPRESSION SERVICES CORPORATION, an Oklahoma corporation (the "Parent"). Seller #1, Seller #2, the Shareholder, the Purchaser and the Parent may be referred to herein individually as a "Party" and collectively as the "Parties."

                             W I T N E S S E T H:

     WHEREAS, the Sellers, the Shareholder and the Purchaser are parties to that certain Asset Purchase and Sales Agreement dated as of May 15, 1997 (the "Purchase Agreement"); and

     WHEREAS, the Parties desire to amend the Purchase Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties, intending to be legally bound, hereto agree as follows:

1.   DEFINED TERMS; CONTROLLING AGREEMENT.

     1.01 DEFINED TERMS. Unless defined herein or unless the context clearly indicates to the contrary, all defined or capitalized terms contained in the Purchase Agreement shall have the same meaning in this Amendment as in the Purchase Agreement.

     1.02 CONTROLLING AGREEMENT. Unless specifically modified or amended herein, the Purchase Agreement shall remain in full force and effect. In the event of any inconsistency between this Amendment and the Purchase Agreement, the terms of this Amendment shall control.

2. MODIFICATIONS TO THE PURCHASE AGREEMENT. The Parties agree that (i) the Assumed Liabilities shall include $183,870 owed by the Shareholder to Robert E. Creighton as of August 5, 1997, and (ii) the Closing Date shall be August 1, 1997 of such other date as the Parties shall agree, and the outside date for the Closing set forth in Section 6.01(B) shall be August 15, 1997.

3.   MISCELLANEOUS.

     3.01 EXCLUSIVE AGREEMENT. The Purchase Agreement, as amended by this Amendment, together with the Merger Agreement, the Indemnification Agreement and the Confidentiality Agreement supersedes all prior agreements among the Parties (written or oral) and is intended as a complete and exclusive statement of the terms of the agreements among the Parties.

     3.02 CHOICE OF LAW; HEADING. This Amendment shall be governed by the internal laws of the State of Texas. The captions or headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning and interpretation of this Amendment.

     3.03 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                  PARENT

                                  EQUITY COMPRESSION SERVICES
                                  CORPORATION

                                  By:  _____________________
                                  Title:  __________________

                                  PURCHASER

                                  OEC ACQUISITION CORPORATION

                                  By:  _____________________
                                  Title:  __________________

                                  SELLERS

                                  OUACHITA ENERGY PARTNERS, LTD.

                                  By:  _____________________
                                  Its: _____________________

                                  OUACHITA COMPRESSION GROUP, LLC.

                                  By:  _____________________
                                  Its: _____________________

                                  SHAREHOLDER:

                                  __________________________
                                  Dennis W. Estis

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